Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2009 RESULTS

Operating income for the first quarter is up 12.3 percent over same quarter last year

RUTLAND, VERMONT (September 3, 2008) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the first quarter of its 2009 fiscal year.

“The first quarter was a solid operational quarter, with our efforts to improve asset performance offsetting the negative headwinds from a sluggish Northeast economy and rapid increase in diesel fuel prices,” John W. Casella, chairman and CEO of Casella Waste Systems, said. “We continued to execute well against our strategy, with our return on net assets up 20 basis points and our operating income up over 12 percent year-over-year for the quarter.”

First Quarter Financial Results

For the quarter ended July 31, 2008, the company reported revenues of $157.9 million, up $9.4 million, or 6.3 percent over the same quarter last year. The company’s net income available to common shareholders was $2.2 million or $0.08 per common share compared with net income of $1.7 million or $0.07 per common share in the same quarter last year.

Operating income for the quarter was $15.6 million, up $1.7 million or 12.3 percent over the same quarter last year.  Net cash provided by operating activities in the quarter was $19.8 million, compared to $20.2 million in the same quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA*) were $35.0 million, up $1.3 million or 3.8 percent over the same quarter last year.

As part of the new extension agreement with the Town of Southbridge, in June 2008 the company received $2.2 million of cash related to previously paid closure and post closure funds resulting in a net benefit of $0.8 million to EBITDA during the quarter.

The company said its GreenFiber joint venture continues to be negatively impacted by the overall slowdown in the housing market and higher fiber prices. Partially offsetting construction weakness, GreenFiber’s retail sales and retrofit sales are up significantly versus the prior year reflecting increased market demand for home insulation with heightened oil and energy prices.

Highlights of the Quarter

 “Our solid waste group, led by the collection operations, has done an outstanding job managing operating costs to help offset continued volume weakness,” John W. Casella, said.  “We continue to expand our successful operating initiatives from fiscal year 2008, and we are rethinking every aspect of our operations to improve customer service and drive higher efficiencies through the remainder of fiscal year 2009.”

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted

Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts, and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. Free cash flow and EBITDA are not intended to replace “Net Cash Provided by Operating Activities,” which is the most comparable GAAP financial measure.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as capital expenditures, payments on landfill operating lease contracts, or working capital, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, September 4, 2008 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-7907 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling 719-457-0820 or 888-203-1112 (conference code #7564770), until 11:59 p.m. ET on Thursday, September 11, 2008.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control, continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2008. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2007	2008

Revenues	$148,526	$157,904

Operating expenses:
Cost of operations (1)	96,903	104,442
General and administration	17,869	18,440
Depreciation and amortization	19,908	19,470
	134,680	142,352

Operating income	13,846	15,552

Other expense/(income), net:
Interest expense, net (2)	10,615	9,973
Loss from equity method investments	2,151	1,129
Other income (1)	(2,397)	(88)
	10,369	11,014

Income from continuing operations before income taxes and discontinued operations	3,477	4,538
Provision for income taxes	1,130	2,317

Income from continuing operations before discontinued operations	2,347	2,221

Discontinued Operations:
Loss from discontinued operations, net of income taxes (3) (4) (5)	(604)	(11)
Loss on disposal of discontinued operations, net of income taxes (5)	—	(34)

Net income available to common stockholders	$1,743	$2,176

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,442	25,683

Net income per common share	$0.07	$0.08

EBITDA (6)	$33,754	$35,022

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	July 31,
	2008	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,814	$2,785
Restricted cash	95	95
Accounts receivable - trade, net of allowance for doubtful accounts	62,233	70,848
Other current assets	30,343	36,234
Total current assets	95,485	109,962

Property, plant and equipment, net of accumulated depreciation	488,028	494,255
Goodwill	179,716	179,734
Intangible assets, net	2,608	2,509
Restricted cash	13,563	13,608
Investments in unconsolidated entities	44,617	43,868
Other non-current assets	12,070	11,453

Total assets	$836,087	$855,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,758	$1,777
Accounts payable	51,731	54,858
Other accrued liabilities	58,335	56,446
Total current liabilities	112,824	113,081

Long-term debt, less current maturities	559,227	561,787
Financing lease obligations	—	3,963
Other long-term liabilities	39,354	47,659

Stockholders’ equity	124,682	128,899

Total liabilities and stockholders’ equity	$836,087	$855,389

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2007	2008
Cash Flows from Operating Activities:
Net income	$1,743	$2,176
Loss from discontinued operations, net	604	11
Loss on disposal of discontinued operations, net	—	34
Adjustments to reconcile net income to net cash provided by operating activities - Gain on sale of equipment	(241)	(284)
Depreciation and amortization	19,908	19,470
Depletion of landfill operating lease obligations	1,857	1,723
Income from assets under contractual obligation	(738)	(89)
Preferred stock dividend	925	—
Amortization of premium on senior notes	(151)	(164)
Maine Energy settlement	(2,142)	—
Loss from equity method investments	2,151	1,129
Stock-based compensation	216	389
Excess tax benefit on the exercise of stock options	—	(31)
Deferred income taxes	856	2,435
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(4,756)	(7,012)
	17,885	17,566
Net Cash Provided by Operating Activities	20,232	19,787
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(10)	(70)
Additions to property, plant and equipment - growth	(6,630)	(4,723)
- maintenance	(15,718)	(17,705)
Payments on landfill operating lease contracts	(474)	(452)
Proceeds from divestitures	—	670
Other	1,534	637
Net Cash Used In Investing Activities	(21,298)	(21,643)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	112,075	22,700
Principal payments on long-term debt	(118,321)	(21,447)
Proceeds from exercise of stock options	165	496
Excess tax benefit on the exercise of stock options	—	31
Net Cash Provided by (Used in) Financing Activities	(6,081)	1,780
Cash Provided by (Used in) Discontinued Operations	(838)	47
Net decrease in cash and cash equivalents	(7,985)	(29)
Cash and cash equivalents, beginning of period	12,363	2,814
Cash and cash equivalents, end of period	$4,378	$2,785

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

(In thousands)

Note 1:       During the second quarter of fiscal year 2008, the Company began recording income from assets under contractual obligations as a component of cost of operations where previously this income had been recorded as other income.  This resulted in income reclassified amounting to $738 for the three months ended July 31, 2007.

Note 2:       The Company’s Series A redeemable, convertible preferred stock (“Series A preferred”) contained a mandatory redemption provision effective August 11, 2007.  As the Company did not anticipate that the Series A preferred would be converted to Class A Common Stock by the redemption date, the Company reflected the redemption value of the Series A preferred as a current liability at July 31, 2007.  Consistent with this presentation, the Company recorded the Series A preferred dividend as interest expense in the three months ended July 31, 2007.  The Series A preferred was redeemed effective August 11, 2007 at an aggregate redemption price of $75,057.

Note 3:       The Company divested its Buffalo, N.Y. transfer station, hauling operation and related equipment during the quarter ended October 31, 2007.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of these operations have been reclassified from continuing to discontinued operations for the three months ended July 31, 2007.  For the three months ended July 31, 2007, the Company recorded a loss from discontinued operations (net of tax) of ($538).

Note 4:       The Company terminated its operation of MTS Environmental, a soils processing operation in the quarter ended April 30, 2008.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of this operation have been reclassified from continuing to discontinued operations for the three months ended July 31, 2007.  For the three months ended July 31, 2007, the Company recorded a loss from discontinued operations (net of tax) of ($171).

Note 5:       The Company divested its FCR Greenville operation in the quarter ended July 31, 2008.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of this operation have been reclassified from continuing to discontinued operations for the three months ended July 31, 2007.  For the three months ended July 31, 2007 and 2008, the Company recorded a gain /(loss) from discontinued operations (net of tax) of $105 and ($11), respectively.  For the three months ended July 31,  2008, the company recorded a loss on disposal of discontinued operations (net of tax) of ($34).

Note 6:       Return on Net Assets, (RONA), is defined as twelve months of operating income (excluding all unusual or non-recurring items) divided by the average for the five quarter-ends, commencing on the day preceding such twelve-month period, of the sum of working capital (net of cash) plus the net book value of property, plant and equipment plus goodwill and net intangible assets.

Note 7:       Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, (EBITDA) and free cash flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. EBITDA and free cash flow are not intended to replace “Net cash provided by operating activities”, which is the most comparable GAAP financial measure. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2007	2008

Net Cash Provided by Operating Activities	$20,232	$19,787

Changes in assets and liabilities, net of effects of acquisitions and divestitures	4,756	7,012
Deferred income taxes	(856)	(2,435)
Stock-based compensation	(216)	(389)
Excess tax benefit on the exercise of stock options	—	31
Provision for income taxes	1,130	2,317
Interest expense, net	10,615	9,973
Preferred stock dividend	(925)	—
Amortization of premium on senior notes	151	164
Depletion of landfill operating lease obligations	(1,857)	(1,723)
Income from assets under contractual obligation	738	89
Gain on sale of equipment	241	284
Other income, net	(255)	(88)
EBITDA	$33,754	$35,022

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

		Three Months Ended
		July 31,	July 31,
		2007	2008

EBITDA		$33,754	$35,022
Add (deduct):	Cash interest	(4,683)	(5,845)
	Capital expenditures	(22,348)	(22,428)
	Cash taxes	(311)	(245)
	Depletion of landfill operating lease obligations	1,857	1,723
	Change in working capital, adjusted for non-cash items	(7,433)	(9,977)

FREE CASH FLOW		836	(1,750)

Add (deduct):	Capital expenditures	22,348	22,428
	Other	(2,952)	(891)
Net Cash Provided by Operating Activities		$20,232	$19,787

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended July 31,
	2007	2008
Collection	$69,155	$71,327
Landfill / disposal facilities	29,202	29,044
Transfer	7,346	9,203
Recycling	42,823	48,330
Total revenues	$148,526	$157,904

Components of revenue growth for the three months ended July 31, 2008 compared to the three months ended July 31, 2007:

		Percentage
Solid Waste Operations (1)	Price	2.8%
	Volume	-1.5%
	Commodity price and volume	0.9%
Total growth - Solid Waste Operations		2.2%

FCR Operations (1)	Price	12.0%
	Volume	8.3%
Total growth - FCR Operations		20.3%

Rollover effect of acquisitions (2)		0.7%

Total revenue growth (2)		6.3%

(1)- Calculated as a percentage of segment revenues.

(2)- Calculated as a percentage of total revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2007 (1)	2008
North Eastern region	55.8%	64.3%
South Eastern region	20.3%	34.5%
Central region	75.2%	80.4%
Western region	61.0%	61.8%
Solid Waste internalization	55.6%	61.9%

(1) Internalization rates for the three months ended July 31, 2007 have been revised to exclude the activity associated with Buffalo Hauling and Transfer as well as MTS Environmental. The Company divested the Buffalo operations during the quarter ended October 31, 2007. The Company terminated operations at MTS Environmental during the quarter ended April 30, 2008. The South Eastern region prior year amounts have also been revised.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)

US GreenFiber Financial Statistics (as reported):

	Three Months Ended July 31,
	2007	2008
Revenues	$33,499	$30,233
Net loss	(3,593)	(2,258)
Cash flow from operations	2,149	2,678
Net working capital changes	2,898	2,002
EBITDA	$(749)	$676

As a percentage of revenue:

Net loss	-10.7%	-7.5%
EBITDA	-2.2%	2.2%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended July 31,
	2007	2008
Growth Capital Expenditures:
Landfill Development	$5,124	$3,819
MRF Equipment Upgrades	134	454
Other	1,372	450
Total Growth Capital Expenditures	6,630	4,723

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and
Containers	4,666	5,307
Landfill Construction & Equipment	9,356	11,453
Facilities	1,313	754
Other	383	191
Total Maintenance Capital Expenditures	15,718	17,705

Total Capital Expenditures	$22,348	$22,428

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands, except for per share data)

The Company is providing below the quarterly Consolidated Statements of Operations for fiscal year 2008 reflecting reclassified amounts associated with income from assets under contractual obligations as well as discontinued operations (see Notes to Consolidated Financial Statements).

	Three Months Ended
	July 31, 2007	October 31, 2007	January 31, 2008	April 30, 2008

Revenues	$148,526	$150,483	$140,879	$139,628

Operating expenses:
Cost of operations	96,903	95,621	96,156	94,329
General and administration	17,869	18,898	18,285	19,132
Depreciation and amortization	19,908	20,136	19,026	18,699
Hardwick impairment and closing charge	—	—	—	1,400
Development project charges	—	—	—	534
	134,680	134,655	133,467	134,094

Operating income	13,846	15,828	7,412	5,534

Other expense/(income), net:
Interest expense, net	10,615	10,785	10,448	9,658
Loss from equity method investments	2,151	1,487	907	1,532
Other (income) loss	(2,397)	35	(56)	(273)
	10,369	12,307	11,299	10,917

(Loss) income from continuing operations before income taxes and discontinued operations	3,477	3,521	(3,887)	(5,383)
Provision (benefit) for income taxes	1,130	(416)	576	456

(Loss) income from continuing operations before discontinued operations	2,347	3,937	(4,463)	(5,839)

Discontinued Operations:
Loss from discontinued operations, net of income taxes	(604)	(670)	(141)	(289)
Loss on disposal of discontinued operations, net of income taxes	—	(437)	—	(1,675)

Net (loss) income available to common stockholders	$1,743	$2,830	$(4,604)	$(7,803)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,442	25,652	25,415	25,443

Net (loss) income per common share	$0.07	$0.11	$(0.18)	$(0.31)

EBITDA	$33,754	$35,964	$26,438	$26,167